SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 13, 2011
WALGREEN CO.
(Exact name of registrant as specified in its charter)

Illinois	1-604	36-1924025

(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification
incorporation)		Number)

200 Wilmot Road, Deerfield, Illinois	60015

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (847) 914-2500
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) Amendment to 162(m) Mandatory Deferral Plan. On July 13, 2011, the Company adopted Amendment No. 5 to the Walgreen Co. Section 162(m) Deferred Compensation Plan (the “162(m) Plan”). This Amendment provides that, effective on or after July 1, 2011, the 162(m) Plan is frozen with no person becoming a new participant in the 162(m) Plan on or after such date. The Amendment also provides that for compensation earned during years beginning on or after July 1, 2011, no amount will be designated for deferral under the 162(m) Plan. The foregoing summary is not intended to be complete and is qualified in its entirety by reference to the full text of such amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
     The Company plans to seek shareholder approval at its upcoming Annual Meeting of Shareholders of an umbrella plan to fund a maximum pool of incentive bonus payments to be allocated to certain executives under the terms of the Company’s Management Incentive Plan or other incentive plans. Upon the adoption and approval of such plan by the Company’s shareholders, the Company intends that annual cash incentive payments to such executives under such plan qualify as “performance-based compensation” and be fully deductible by the Company for federal income tax purposes under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).
     Amended and Restated Executive Deferred Profit-Sharing Plan. On July 13, 2011, the Company adopted the Walgreen Co. Executive Deferred Profit-Sharing Plan, as amended and restated effective January 1, 2012 (the “Deferred Profit-Sharing Plan”). The Deferred Profit-Sharing Plan provides eligible employees the opportunity to save for retirement through the voluntary deferral of earned compensation and through the crediting of employer profit-sharing credits in order to provide benefits that are not taxable until the time of distribution. The Deferred Profit-Sharing Plan is an unfunded, nonqualified deferred compensation plan intended to comply with the requirements of Section 409A of the Internal Revenue Code. Pursuant to the Deferred Profit-Sharing Plan, the Company provides eligible employees, including members of senior management, who participate in the Walgreen Co. Profit-Sharing Retirement Plan and whose contributions under the Profit-Sharing Retirement Plan are limited by Section 401(a)(17) of the Internal Revenue Code the opportunity to defer a specified percentage of their annual base salary (up to 50%) and annual bonus (up to 85%). The amount of compensation to be deferred by each participating eligible employee (individually, a “participant” and collectively, the “participants”) is determined in accordance with the Deferred Profit-Sharing Plan based on elections by each participant. In addition, for each plan year, a participant’s employer profit-sharing subaccount under the Deferred Profit-Sharing Plan will be credited with the additional amount that would have been allocated to the participant under the Profit-Sharing Retirement Plan if the Internal Revenue Code limitation did not apply as well as any additional amount as determined by resolution of the Company’s Board of Directors (or its delegate) to each participant who qualifies for such additional credit based on the criteria set forth in such resolution. The Deferred Profit-Sharing Plan is intended to provide participants a comparable level of retirement benefits to those provided to other participants in the Profit-Sharing Retirement Plan who are not affected by the Internal Revenue Code limitation, relative to their compensation.

     Each payment obligation for distribution of the deferred compensation is payable in cash on a date or dates determined in accordance with the Deferred Profit-Sharing Plan. Amounts deferred under the Deferred Profit-Sharing Plan will be credited to bookkeeping accounts maintained by the Company for each participant and will be credited or debited with the participant’s proportionate share of any gains or losses attributable to the performance of investment options selected by the participant, which consist of certain funds that are also offered under the Walgreen Co. Profit-Sharing Retirement Plan. Accounts of participants under the Deferred Profit-Sharing Plan are not funded and payment obligations pursuant to such plan are unsecured general obligations of the Company. The Company reserves the right to amend or terminate the Deferred Profit-Sharing Plan at any time, provided that no such action generally will alter a participant’s right to receive a payment due under the terms of such plan at the date of the action.
     The foregoing summary is not intended to be complete and is qualified in its entirety by reference to the full text of the Deferred Profit-Sharing Plan, a copy of which is filed as Exhibit 10.2 hereto and incorporated herein by reference.
Item 8.01. Other Events.
     On July 13, 2011, the Company announced that its Board of Directors had authorized a new $2 billion share repurchase program, which will expire December 31, 2015. The timing and amount of any common stock repurchases will be determined by management based on market conditions and other considerations, and may change at any time. Such repurchases may be effected in open market transactions, privately negotiated transactions, and/or pursuant to instruments and plans complying with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended. The Company also announced that it had completed the $1 billion share repurchase program announced in October 2010.
     The Board of Directors also declared a quarterly cash dividend on the Company’s Common Stock and approved an increase in the quarterly dividend from 17.5 cents to 22.5 cents per share. The dividend of 22.5 cents per share declared on July 13, 2011, is payable September 12, 2011 to shareholders of record as of the close of business on August 19, 2011.
     A copy of the Company’s press release announcing these matters is attached as Exhibit 99.1 hereto. This report shall not be deemed an admission as to the materiality of any of the events described in this Item or in such exhibit.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description

10.1	Walgreen Co. Section 162(m) Deferred Compensation Plan Amendment No. 5

10.2	Walgreen Co. Executive Deferred Profit-Sharing Plan, as amended and restated effective January 1, 2012

99.1	Press Release of Walgreen Co. dated July 13, 2011

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREEN CO.
Date: July 15, 2011	By:	/s/ Dana I. Green
	Title:	Executive Vice President,
General Counsel and Corporate Secretary